FORM 8-A/A

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OF THE
SECURITIES EXCHANGE ACT OF 1934

AND

LISTING OF SUCH SECURITIES ON THE
NEW YORK STOCK EXCHANGE, INC.

CINGULAR WIRELESS LLC

(Exact name of registrant as specified in its charter)

Delaware	74-2955068

(State of organization)	(I.R.S. Employer Identification No.)

5565 Glenridge Connector, Atlanta, GA,	30342

(Address of principal offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b)
of the Securities Exchange Act of 1934 (the “Exchange Act”)

Title of each class		Name of each exchange on which
To be so registered:		each class is to be registered:

5.625%	Senior Notes Due 2006	New York Stock Exchange
6.50%	Senior Notes Due 2011	New York Stock Exchange
7.125%	Senior Notes Due 2031	New York Stock Exchange

This form relates to the registration of a class of “debt securities”, as defined in Rule 3a12-11(c) under the Exchange Act, pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c). The issuer of these securities (the “Debt Securities”) was subject to and in compliance with the reporting requirements under Section 15(d) of the Exchange Act.

The offer and sale of the Debt Securities were registered with the Commission under the Securities Act of 1933 (the “Securities Act”).

Securities Act registration statement file number to which this form relates (for any registration statement that the issuer is filing concurrently with this form): NA

Item 1. Description of Registrant’s Securities to be Registered.

The section “Description of the New Notes” is hereby incorporated by reference from the registrant’s Form S-4 Registration Statement, No. 333-81342.

Item 2. Exhibits

       The following exhibits are incorporated by reference:

Exhibit
Number	Description

4.1	Indenture between the Company and Bank One Trust Company, N.A., as Trustee, dated as of December 12, 2001 (Exhibit 4.1 to the Company’s Registration Statement on Form S-4, No. 333-81342)
4.1.1	First Supplemental Indenture between the Company and Bank One Trust Company, N.A. as Trustee, dated December 31, 2002 (Exhibit 4.1.1 to the Company’s Form 10-K Report for the year ended December 31, 2002)
4.2	$500,000,000 5.625% Senior Note Due December 15, 2006 (Exhibit 4.2 to the Company’s Form 10-K Report for the year ended December 31, 2002)
4.3	$750,000,000 6.5% Senior Note Due December 15, 2011 (Exhibit 4.3 to the Company’s Form 10-K Report for the year ended December 31, 2002)
4.4	$750,000,000 7.125% Senior Note Due December 15, 2031 (Exhibit 4.4 to the Company’s Form 10-K Report for the year ended December 31, 2002)

All requisite approvals and authorizations have been received, and required supporting documents relating to this transaction have been filed with the New York Stock Exchange.

Pursuant to the requirements of Section 12 of the Exchange Act, the registrant has duly caused the registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Registrant	CINGULAR WIRELESS LLC,

by Cingular Wireless Corporation, its Manager

Date:	May 8, 2003

By:	/s/ Sean Foley

Vice President-Treasurer